Tidal Trust II 485BPOS

Exhibit 99(e)(i)(15)

FOURTEENTH AMENDMENT

TO ETF DISTRIBUTION AGREEMENT

This fourteenth amendment (“Amendment”) to the ETF Distribution Agreement dated as of July 5, 2022 (the “Agreement”), by and between Tidal Trust II (the “Trust”) and Foreside Fund Services, LLC (“Foreside” and together with the Trust, the “Parties”) is entered into as of January 16, 2024 (the “Effective Date”).

WHEREAS, The Parties desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted and replaced in its entirety by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

TIDAL TRUST II		FORESIDE FUND SERVICES, LLC

By:	/s/ Eric Falkeis	By:	/s/ Teresa Cowan

Name:	Eric Falkeis	Name:	Teresa Cowan

Title:	President	Title:	President

EXHIBIT A

Carbon Collective Climate Solutions U.S. Equity ETF

YieldMax Innovation Option Income Strategy ETF

YieldMax KWEB Option Income Strategy ETF

YieldMax GDX Option Income Strategy ETF

YieldMax XBI Option Income Strategy ETF

YieldMax TLT Option Income Strategy ETF

YieldMax AAPL Option Income Strategy ETF

YieldMax AMZN Option Income Strategy ETF

YieldMax BRK.B Option Income Strategy ETF

YieldMax COIN Option Income Strategy ETF

YieldMax META Option Income Strategy ETF

YieldMax GOOG Option Income Strategy ETF

YieldMax NFLX Option Income Strategy ETF

YieldMax NVDA Option Income Strategy ETF

YieldMax SQ Option Income Strategy ETF

YieldMax TSLA Option Income Strategy ETF

YieldMax ABNB Option Income Strategy ETF

YieldMax AMD Option Income Strategy ETF

YieldMax MRNA Option Income Strategy ETF

YieldMax PYPL Option Income Strategy ETF

YieldMax DIS Option Income Strategy ETF

YieldMax JPM Option Income Strategy ETF

YieldMax MSFT Option Income Strategy ETF

YieldMax XOM Option Income Strategy ETF

YieldMax AI Option Income Strategy ETF

YieldMax ROKU Option Income Strategy ETF

YieldMax SNOW Option Income Strategy ETF

YieldMax ZM Option Income Strategy ETF

YieldMax ADBE Option Income Strategy ETF

YieldMax NKE Option Income Strategy ETF

YieldMax ORCL Option Income Strategy ETF

YieldMax INTC Option Income Strategy ETF

YieldMax BIIB Option Income Strategy ETF

YieldMax BA Option Income Strategy ETF

YieldMax TGT Option Income Strategy ETF

YieldMax™ Universe Fund of Option Income ETFs

YieldMax™ Magnificent 7 Fund of Option Income ETFs

YieldMaxTM Ultra Option Income Strategy ETF

YieldMaxTM MSTR Option Income Strategy ETF

The Meet Kevin Pricing Power ETF

The Meet Kevin Select ETF

The Meet Kevin Moderate ETF

REX Daily Short MSTR ETF

REX Daily Short COIN ETF

REX Daily Short GME ETF

REX Daily Short AMC ETF

REX Daily Short PTON ETF

REX Daily Short TLRY ETF

REX Daily Short NKLA ETF

REX Daily Short HOOD ETF

REX Daily Short BYND ETF

REX Daily Short PENN ETF

Nicholas Fixed Income Alternative ETF

Pinnacle Focused Opportunities ETF

Veridien Climate Action ETF

REX Daily Target 1.5X MSTR ETF

Return StackedTM Bonds & Managed Futures ETF

Return StackedTM Global Stocks & Bonds ETF

Return StackedTM U.S. Stocks & Managed Futures ETF

DGA Absolute Return ETF Tactical Advantage ETF

Roundhill Generative AI & Technology ETF

CNIC ICE U.S. Carbon Neutral Power Futures Index ETF

Blueprint Chesapeake Multi-Asset Trend ETF

Cboe® Validus S&P 500® Dynamic PutWrite Index ETF

Grizzle Growth ETF

Defiance Nasdaq 100 Enhanced Options Income ETF

Defiance S&P 500 Enhanced Options Income ETF

Defiance R2000 Enhanced Options Income ETF

Defiance Treasury Alternative Yield ETF

Defiance Developed Markets Enhanced Options Income ETF

Defiance Emerging Markets Enhanced Options Income ETF

Defiance Nasdaq 100 Target Income ETF

Defiance S&P 500 Target Income ETF

Defiance R2000 Target Income ETF

CoreValues Alpha Greater China Growth ETF

Hilton Small-MidCap Opportunity ETF

Quantify Absolute Income ETF

iREIT® - MarketVector Quality REIT Index ETF